Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2025 Second Quarter Results
Total Revenues of $676.2M, up 15% Year Over Year;
Subscription Services Revenues of $561.3M, up 19% Year Over Year

PLEASANTON, CA - August 28, 2024 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its second quarter ended July 31, 2024.
“It was another quarter of great execution, with major product advances in clinical and CRM that position us well for the industry cloud opportunity we see ahead,” said CEO Peter Gassner. “Thanks to the team’s focus on product excellence and customer success, we also had some very strategic wins that can pave the way for future opportunities.”
Fiscal 2025 Second Quarter Results:
•Revenues(1): Total revenues for the second quarter were $676.2 million, up from $590.2 million one year ago, an increase of 15% year over year. Subscription services revenues for the second quarter were $561.3 million, up from $470.6 million one year ago, an increase of 19% year over year.
•Operating Income and Non-GAAP Operating Income(1)(2): Second quarter operating income was $166.5 million, compared to $104.0 million one year ago, an increase of 60% year over year. Non-GAAP operating income for the second quarter was $279.8 million, compared to $211.9 million one year ago, an increase of 32% year over year.
•Net Income and Non-GAAP Net Income(1)(2): Second quarter net income was $171.0 million, compared to $111.6 million one year ago, an increase of 53% year over year. Non-GAAP net income for the second quarter was $267.3 million, compared to $198.0 million one year ago, an increase of 35% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1)(2): For the second quarter, fully diluted net income per share was $1.04, compared to $0.68 one year ago, while non-GAAP fully diluted net income per share was $1.62, compared to $1.21 one year ago.
“We delivered strong financial performance in the second quarter, driven by execution across the business,” said interim CFO and Board Director Tim Cabral. “We have a large opportunity ahead in life sciences, and have the right product strategy and operating model to deliver profitable growth through 2030 and beyond.”
Recent Highlights:
•Vault CRM Suite Expands with Service Center – Veeva reached a significant milestone on its path to connect sales, marketing, medical, and service to enable true customer centricity with the release of Vault CRM Service Center this month. Veeva also added 14 new Vault CRM customers in the quarter.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Veeva Clinical Platform Innovations Drive Greater Speed and Efficiency – The new release of Veeva Site Connect added significant capabilities to streamline and simplify the clinical trial process for sites and biopharma sponsors. Site Connect is gaining momentum including a win with its seventh top 20 biopharma. Also in clinical, Veeva Clinical Database (CDB), a major innovation in clinical data, has been selected by seven top 20 biopharmas to reduce manual query work and increase speed and efficiency in trials.
•Customer Success and Product Excellence Fuel Long-Term Opportunity – Based upon Veeva’s track record of customer success, product excellence, and innovation, in Q2 a top 20 biopharma, with only one prior Veeva Development Cloud product, standardized on the full Vault RIM Suite for regulatory and Vault CTMS for clinical. Veeva also made major progress with emerging biotechs and added 12 Vault Basics customers in the quarter following its April release.
Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2024 as follows:
•Total revenues between $682 and $685 million.
•Non-GAAP operating income between $273 and $275 million(3).
•Non-GAAP fully diluted net income per share between $1.57 and $1.58(3).
Veeva is providing updated guidance for its fiscal year ending January 31, 2025 as follows:
•Total revenues between $2,704 and $2,710 million.
•Non-GAAP operating income of about $1,080 million(3).
•Non-GAAP fully diluted net income per share of approximately $6.22(3).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, August 28, 2024, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2025 Second Quarter Results Conference Call
When:	Wednesday, August 28, 2024
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://registrations.events/direct/Q4I255069
Webcast:	ir.veeva.com

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

___________
(1) The customer contracting change that standardized termination for convenience (TFC) rights in our master subscription agreements resulted in a change in the timing of revenue for certain customer contracts and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in the second quarter of fiscal 2024.
(2) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(3) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2024 or the fiscal year ending January 31, 2025 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of August 28, 2024, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations and impacts related to Russia’s invasion of Ukraine and the Israel-Hamas conflict), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 35 and 36 in our filing on Form 10-Q for the period ended April 30, 2024 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,165,754	$703,487
Short-term investments	3,719,324	3,324,269
Accounts receivable, net	364,719	852,172
Unbilled accounts receivable	39,432	36,365
Prepaid expenses and other current assets	78,614	86,918
Total current assets	5,367,843	5,003,211
Property and equipment, net	56,685	58,532
Deferred costs, net	23,439	23,916
Lease right-of-use assets	43,146	45,602
Goodwill	439,877	439,877
Intangible assets, net	53,339	63,017
Deferred income taxes	291,044	233,463
Other long-term assets	55,464	43,302
Total assets	$6,330,837	$5,910,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,307	$31,513
Accrued compensation and benefits	37,151	43,433
Accrued expenses and other current liabilities	32,801	32,980
Income tax payable	5,616	11,862
Deferred revenue	956,381	1,049,761
Lease liabilities	10,182	9,334
Total current liabilities	1,070,438	1,178,883
Deferred income taxes	591	2,052
Lease liabilities, noncurrent	43,912	46,441
Other long-term liabilities	31,198	38,720
Total liabilities	1,146,139	1,266,096
Stockholders’ equity:
Class A common stock	2	2
Additional paid-in capital	2,117,109	1,915,002
Accumulated other comprehensive loss	(5,575)	(10,637)
Retained earnings	3,073,162	2,740,457
Total stockholders’ equity	5,184,698	4,644,824
Total liabilities and stockholders’ equity	$6,330,837	$5,910,920

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2024	2023	2024	2023
Revenues:
Subscription services(4)	$561,277	$470,637	$1,095,232	$885,183
Professional services and other(5)	114,904	119,588	231,294	231,367
Total revenues	676,181	590,225	1,326,526	1,116,550
Cost of revenues(6):
Cost of subscription services	78,791	71,169	156,939	138,744
Cost of professional services and other	91,581	97,849	187,317	196,937
Total cost of revenues	170,372	169,018	344,256	335,681
Gross profit	505,809	421,207	982,270	780,869
Operating expenses(6):
Research and development	176,429	157,228	339,140	304,188
Sales and marketing	101,528	96,995	198,829	185,498
General and administrative	61,365	62,935	122,642	125,604
Total operating expenses	339,322	317,158	660,611	615,290
Operating income	166,487	104,049	321,659	165,579
Other income, net	58,573	38,826	110,302	69,074
Income before income taxes	225,060	142,875	431,961	234,653
Income tax provision	54,019	31,247	99,256	(8,496)
Net income	$171,041	$111,628	$332,705	$243,149
Net income per share:
Basic	$1.06	$0.70	$2.06	$1.52
Diluted	$1.04	$0.68	$2.02	$1.49
Weighted-average shares used to compute net income per share:
Basic	161,708	160,396	161,566	160,129
Diluted	164,564	163,284	164,497	162,989
Other comprehensive income:
Net change in unrealized gain (loss) on available-for-sale investments	$25,175	$(8,891)	$6,314	$(3,463)
Net change in cumulative foreign currency translation (loss) gain	(104)	267	(1,252)	209
Comprehensive income	$196,112	$103,004	$337,767	$239,895

(4) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$271,810	$243,430	$533,126	$482,754
Veeva R&D Solutions	289,467	227,207	562,106	402,429
Total subscription services	$561,277	$470,637	$1,095,232	$885,183

(5) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$45,068	$47,319	$93,840	$92,183
Veeva R&D Solutions	69,836	72,269	137,454	139,184
Total professional services and other	$114,904	$119,588	$231,294	$231,367

(6) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,642	$1,748	$3,196	$3,253
Cost of professional services and other	13,176	14,216	25,711	26,938
Research and development	48,984	45,292	90,727	84,198
Sales and marketing	23,671	23,489	46,714	43,624
General and administrative	20,903	18,150	37,939	35,601
Total stock-based compensation	$108,376	$102,895	$204,287	$193,614

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended July 31,
	2024	2023
Cash flows from operating activities
Net income	$332,705	$243,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,519	15,636
Reduction of operating lease right-of-use assets	5,508	6,025
Accretion of discount on short-term investments	(14,254)	(10,783)
Stock-based compensation	204,287	193,614
Amortization of deferred cost	7,651	9,301
Deferred income taxes	(59,801)	(46,727)
Gain on foreign currency from mark-to-market derivative	(107)	(547)
Bad debt expense	234	496
Changes in operating assets and liabilities:
Accounts receivable	487,219	323,493
Unbilled accounts receivable	(3,067)	44,633
Deferred costs	(7,174)	61
Other current and long-term assets	4,344	9,245
Accounts payable	(3,343)	8,054
Accrued expenses and other current liabilities	(5,517)	(1,129)
Income taxes payable	(6,246)	19,197
Deferred revenue	(103,652)	(36,083)
Operating lease liabilities	(4,666)	(4,290)
Other long-term liabilities	2,750	(2,373)
Net cash provided by operating activities	856,390	770,972
Cash flows from investing activities
Purchases of short-term investments	(1,392,297)	(1,600,566)
Maturities and sales of short-term investments	1,017,605	696,793
Long-term assets	(11,528)	(12,551)
Net cash used in investing activities	(386,220)	(916,324)
Cash flows from financing activities
Proceeds from exercise of common stock options	34,834	38,228
Taxes paid related to net share settlement of equity awards	(42,490)	(37,043)
Net cash (used in) provided by financing activities	(7,656)	1,185
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,252)	309
Net change in cash, cash equivalents, and restricted cash	461,262	(143,858)
Cash, cash equivalents, and restricted cash at beginning of period	706,670	889,650
Cash, cash equivalents, and restricted cash at end of period	$1,167,932	$745,792

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$4,262	$65,300

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement. We exclude costs related to the settlement of certain litigation matters because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2024	2023	2024	2023
Net cash provided by operating activities on a GAAP basis	$92,874	$265,036	$856,390	$770,972
Excess tax benefits from employee stock plans	(1,141)	(3,211)	(4,262)	(65,300)
Net cash provided by operating activities on a non-GAAP basis	$91,733	$261,825	$852,128	$705,672
Net cash used in investing activities on a GAAP basis	$(113,842)	$(618,930)	$(386,220)	$(916,324)
Net cash (used in) provided by financing activities on a GAAP basis	$(11,484)	$2,577	$(7,656)	$1,185

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2024	2023	2024	2023
Cost of subscription services revenues on a GAAP basis	$78,791	$71,169	$156,939	$138,744
Stock-based compensation expense	(1,642)	(1,748)	(3,196)	(3,253)
Amortization of purchased intangibles	(1,123)	(1,126)	(2,222)	(2,216)
Cost of subscription services revenues on a non-GAAP basis	$76,026	$68,295	$151,521	$133,275

Gross margin on subscription services revenues on a GAAP basis	86.0%	84.9%	85.7%	84.3%
Stock-based compensation expense	0.3	0.4	0.3	0.3
Amortization of purchased intangibles	0.2	0.2	0.2	0.3
Gross margin on subscription services revenues on a non-GAAP basis	86.5%	85.5%	86.2%	84.9%

Cost of professional services and other revenues on a GAAP basis	$91,581	$97,849	$187,317	$196,937
Stock-based compensation expense	(13,176)	(14,216)	(25,711)	(26,938)
Amortization of purchased intangibles	(138)	(139)	(273)	(273)
Cost of professional services and other revenues on a non-GAAP basis	$78,267	$83,494	$161,333	$169,726

Gross margin on professional services and other revenues on a GAAP basis	20.3%	18.2%	19.0%	14.9%
Stock-based compensation expense	11.5	11.9	11.1	11.6
Amortization of purchased intangibles	0.1	0.1	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	31.9%	30.2%	30.2%	26.6%

Gross profit on a GAAP basis	$505,809	$421,207	$982,270	$780,869
Stock-based compensation expense	14,818	15,964	28,907	30,191
Amortization of purchased intangibles	1,261	1,265	2,495	2,489
Gross profit on a non-GAAP basis	$521,888	$438,436	$1,013,672	$813,549

Gross margin on total revenues on a GAAP basis	74.8%	71.4%	74.0%	69.9%
Stock-based compensation expense	2.2	2.7	2.2	2.7
Amortization of purchased intangibles	0.2	0.2	0.2	0.3
Gross margin on total revenues on a non-GAAP basis	77.2%	74.3%	76.4%	72.9%

Research and development expense on a GAAP basis	$176,429	$157,228	$339,140	$304,188
Stock-based compensation expense	(48,984)	(45,292)	(90,727)	(84,198)
Amortization of purchased intangibles	(28)	(29)	(56)	(56)
Research and development expense on a non-GAAP basis	$127,417	$111,907	$248,357	$219,934

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2024	2023	2024	2023

Sales and marketing expense on a GAAP basis	$101,528	$96,995	$198,829	$185,498
Stock-based compensation expense	(23,671)	(23,489)	(46,714)	(43,624)
Amortization of purchased intangibles	(3,546)	(3,555)	(7,014)	(6,995)
Sales and marketing expense on a non-GAAP basis	$74,311	$69,951	$145,101	$134,879

General and administrative expense on a GAAP basis	$61,365	$62,935	$122,642	$125,604
Stock-based compensation expense	(20,903)	(18,150)	(37,939)	(35,601)
Amortization of purchased intangibles	(57)	(57)	(113)	(112)
Litigation settlement	—	—	(5,000)	—
General and administrative expense on a non-GAAP basis	$40,405	$44,728	$79,590	$89,891

Operating expense on a GAAP basis	$339,322	$317,158	$660,611	$615,290
Stock-based compensation expense	(93,558)	(86,931)	(175,380)	(163,423)
Amortization of purchased intangibles	(3,631)	(3,641)	(7,183)	(7,163)
Litigation settlement	—	—	(5,000)	—
Operating expense on a non-GAAP basis	$242,133	$226,586	$473,048	$444,704

Operating income on a GAAP basis	$166,487	$104,049	$321,659	$165,579
Stock-based compensation expense	108,376	102,895	204,287	193,614
Amortization of purchased intangibles	4,892	4,906	9,678	9,652
Litigation settlement	—	—	5,000	—
Operating income on a non-GAAP basis	$279,755	$211,850	$540,624	$368,845

Operating margin on a GAAP basis	24.6%	17.6%	24.2%	14.8%
Stock-based compensation expense	16.0	17.4	15.4	17.3
Amortization of purchased intangibles	0.8	0.9	0.8	0.9
Litigation settlement	—	—	0.4	—
Operating margin on a non-GAAP basis	41.4%	35.9%	40.8%	33.0%

Net income on a GAAP basis	$171,041	$111,628	$332,705	$243,149
Stock-based compensation expense	108,376	102,895	204,287	193,614
Amortization of purchased intangibles	4,892	4,906	9,678	9,652
Litigation settlement	—	—	5,000	—
Income tax effect on non-GAAP adjustments(7)	(17,030)	(21,395)	(37,438)	(100,459)
Net income on a non-GAAP basis	$267,279	$198,034	$514,232	$345,956

Diluted net income per share on a GAAP basis	$1.04	$0.68	$2.02	$1.49
Stock-based compensation expense	0.66	0.63	1.24	1.19
Amortization of purchased intangibles	0.03	0.03	0.06	0.06
Litigation settlement	—	—	0.03	—
Income tax effect on non-GAAP adjustments(7)	(0.11)	(0.13)	(0.22)	(0.62)
Diluted net income per share on a non-GAAP basis	$1.62	$1.21	$3.13	$2.12
________________________
(7) For the three and six months ended July 31, 2024 and 2023, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	10